As filed with the Securities and Exchange Commission on August 22, 2025 Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

______________________

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

______________________

Delaware	94-3155066
(State of incorporation)	(IRS Employer Identification No.)

 40675 Encyclopedia Cir.

Fremont, CA 94538

(510) 933-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Lynn Zhao
Chief Financial Officer
Socket Mobile, Inc.
40675 Encyclopedia Cir.
Fremont, CA 94538
(510) 933-3016
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies to:

Erika M. Muhl
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

______________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [X]	Smaller reporting company [X] Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [_]

 The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 22, 2025

PROSPECTUS

1,401,861 Shares

Socket Mobile, Inc.

Common Stock

This prospectus relates to 1,406,861 shares of our common stock (“Common Stock”) which may be sold from time to time by certain stockholders set forth in the “Selling Stockholders” section of this prospectus. The shares offered by this prospectus represent shares issuable to the selling stockholders or their transferees upon conversion of secured subordinated convertible notes.

The prices at which the selling stockholders or their transferees may sell the shares may be determined by the prevailing market prices for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares offered by this prospectus.

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “SCKT.” On August 20, 2025, the last reported sale price for our Common Stock on the Nasdaq Capital Market was $1.06 per share.

Investment in the securities involves a high degree of risk. You should read the section entitled “Risk Factors” beginning on page 5 of this prospectus, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the Common Stock described in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in, or incorporated by reference into, this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, operating results and prospects may have changed since that date.

You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us,” or similar terms refer to Socket Mobile, Inc. When we refer to “you,” we mean the potential holders of the shares of our Common Stock.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

The Company

We are a leading provider of data capture and delivery solutions for enhanced productivity in workforce mobilization. Our products are incorporated into mobile applications used in point of sale (POS), commercial services (field workers), asset tracking, manufacturing process and quality control, transportation and logistics (goods tracking and movement), event management (ticketing, entry, access control, and identification), medical and education. Our primary products are cordless data capture devices incorporating barcode scanning or RFID/Near Field Communications (NFC) technologies that connect over Bluetooth. All products work with applications running on smartphones, mobile computers and tablets using operating systems from Apple® (iOS), Google™ (Android™) and Microsoft® (Windows®). We offer an easy-to-use software developer kit (CaptureSDK) to application providers, which enables them to provide their users with our advanced barcode scanning features. Our products are integrated in their application solutions and are marketed by the application providers or the resellers of their applications. The number of our registered application providers for data capture applications continues to grow.

XtremeScan Family. XtremeScan combines the versatility and user-friendliness of iPhones with the ruggedness and top-of-the-line protection required for extreme, industrial work environments. XtremeScan Case XC100 offers ultimate iPhone protection with its rugged outer shell and fully enclosed, rubberized shielding for maximum durability. It's the toughest iPhone case on the market, offering military-grade protection against drops, dirt, water, and even more unpredictable elements found in harsh industrial environments. XtremeScan XS930 & XS940 are built upon the XtremeScan Case and provide the same rugged iPhone protection, adding a high-performance Socket Mobile data reader. With both 1D (XS930) and powerful 1D/2D (XS940) options, these data readers can scan through various types of packaging materials under different lighting conditions. They provide the perfect solution for users who wish to utilize iPhones for data capture within rough, industrial settings. XtremeScan Grip XG930 & XG940 provides 1D or 1D/2D barcode scanning capabilities and builds even further on the XS by providing an added pistol grip handle. The ergonomic grip enables an easy point-and-shoot approach and comfort during extended scanning sessions. In March 2025, we released XtremeScan iXG and iXS Series, powered by iOS 18.3 and featuring a fully integrated iPhone 16e. These devices are designed to serve as full-featured handheld computers, combining high-performance long-range barcode scanning with the connectivity, app ecosystem, and user-friendly interface of the iOS platform.

SocketScan Family. Our SocketScan family consists of the 300 Series (S320), 700 Series (S700, S720, S730, S740) companion scanners, and 800 Series (S800, S820, S840, S860) attachable scanners. The S320 is a compact reader designed specifically for reading QR codes, making it ideal for applications such as access control, ticketing, and event check-in. The 700 Series are available in multiple vivid colors: blue, green, red, white, yellow, and black. The S720 reads both 1D and 2D barcodes on paper and screen, serving as a drop-in replacement for our previously popular S700 model while also adding QR code functionality. The 800 Series comprises 1D linear imaging (S800) and 2D (S820, S840, S860) scanners, which can be easily clipped onto smartphones, tablets, and other mobile devices using an easily detachable clip or DuraCase, creating a one-handed solution. The S860 includes MRZ (machine-readable zone) support, allowing it to scan passports, visas, and other travel documents in addition to barcodes. Additionally, the 800 Series scanners may be used as stand-alone devices as well.

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DuraScan® Family. Our DuraScan® family comprises the 700 Series (D700, D720, D730, D740, D745, D755, D760, D762) companion scanners, the 800 Series (D800, D820, D840, D860) attachable scanners, and the Wearable Series (DW930, DW940), all designed with IP54-rated durable casings to withstand challenging environments. The D720 offers an affordable entry point into 2D scanning, while the D820 provides a basic and cost-effective upgrade to 2D capabilities. The D745 and D755 are medical-grade, universal scanners suitable for healthcare settings. The D760 and D860 include MRZ (machine-readable zone) support, enabling the scanning of passports, visas, and other travel documents. The newly introduced D762 enhances the lineup with an extended scanning range of up to 14 feet, making it ideal for logistics and warehouse operations where scanning from a distance is beneficial. Additionally, the 800 Series scanners can function as stand-alone devices, offering flexibility across various applications. DuraScan Wear DW930 & DW940 are the first wearable additions to the DuraScan Product Family, introducing a new era of innovative scanning technologies for the Company. The DW930 offers 1D laser scanning technology, while the DW940 provides powerful 1D/2D barcode scanning functionality. Their glove-like, wearable design allows workers to use both hands freely, enhancing speed and flexibility. This makes them perfect for scanning in industries such as warehousing, manufacturing, and distribution.

DuraSled Family. Our DuraSled (DS800, DS820, DS840, DS860) is a barcode scanning sled designed for durability. It combines a phone with a scanner to create a one-handed solution. DuraSled protects phones from impact damage and provides a robust charging solution for all environments. It is easy-to-use and ideal for delivery services, stock counting, ticketing and other App-driven mobile solutions. The DuraSled products are compatible with Apple and Samsung devices. The DS820 provides a basic and affordable option for those who wish to upgrade to 2D scanning.

 NFC & RFID Contactless Reader/Writer.  The product line consists of the D600, S550 and S370. The D600 is an ergonomically handheld model with an IP54-rated outer casing that can read and write various types of electronic SmartTags or transfer data with near-field communication. The S550 is a contactless membership card reader/writer designed for tap-and-go smart card and Near Field Communication (“NFC”) applications. The S370 supports both barcode scanning and NFC reading and writing technologies. It provides App providers the ability to read both QR code-based and NFC-based credentials, enabling them to accept multiple formats with just one device. Additionally, the S370 can read credentials following ISO 18013-5, the Mobile Driver’s License (mDL) standard being adopted in some states and countries.

SocketCam Family. Our camera-based barcode scanning software includes SocketCam C820 and C860 for both iOS and Android. The C820 is a free, easily integrated camera scanning solution. The C860 offers a significant upgrade for users with advanced scanning needs. It stands out due to its swift and accurate reading of damaged barcodes, coupled with exceptional performance in poor lighting conditions, setting it apart from others in the industry. The C820 and C860 enable App providers to service a wide range of customers with various data capture requirements, from price-sensitive to performance-sensitive. End-users whose data capture requirements exceed the capabilities of the free camera-based scanners will have the choice of upgrading to an advanced camera-based scanner, C860, or purchase a Socket hardware scanner.

Software Developer Kit (CaptureSDK). Our Software Developer Kit (CaptureSDK) supports all our data capture devices with a single integration, making it easier for App providers to integrate our data capture capabilities into their applications. With the installation of our data capture software, the App providers’ customers can choose any of our products that work best for them. Our CaptureSDK enables the App providers to modify captured data, control the placement of the barcoded or RFID data in their applications, and control the feedback to the user that the transaction and transmission were successfully completed. Our CaptureSDK also supports the built-in camera in a customer’s smartphone or tablet to be used for occasional or lower-volume data collection requirements. The CaptureSDK uses tools integrated with software building environments such as Swift Package Manager, Maven and NuGet, adds support for high-level frameworks such as MAUI, ReactNative, Java, JavaScript, and Flutter and adds other features to make it easier for App providers to integrate our data capture software into their applications.

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We design our own products and are responsible for all associated test equipment. We subcontract the manufacturing of all our product components to independent third-party contract manufacturers located in the United States, Mexico, Taiwan, Singapore, Malaysia and China that have the equipment, know-how and capacity to manufacture products to our specifications. We perform final product assembly, testing and packaging at, and distribute our products from, our Fremont, California facility. We offer our products worldwide through two-tier distribution enabling customers to purchase from large numbers of online resellers around the world including application providers who resell their own solutions along with our data capture products. Our products are also available on our online stores.

We believe growth in mobile applications and the mobile workforce resulting from technical advances in mobile technologies, cost reductions in mobile devices and the growing adoption by businesses of mobile applications for smartphones and tablets, builds a growing demand for our products. Our data capture products address the need for speed and accuracy by today’s mobile workers and by the systems supporting those workers, thereby enhancing their productivity and allowing them to exploit time-sensitive opportunities and improve customer satisfaction.

Corporate Information

We were founded in March 1992 as Socket Communications, Inc. and reincorporated in Delaware in 1995 prior to our initial public offering in June 1995. We have financed our operations since inception primarily from the sale of equity capital or convertible debt and a receivables-based revolving line of credit with our bank. We began doing business as Socket Mobile, Inc. in January 2007 to better reflect our market focus on the mobile business market and changed our legal name to Socket Mobile, Inc. in April 2008. Our principal executive office is located at 40675 Encyclopedia Cir., Fremont, CA 94538, and our phone number is (510) 933-3000. Our Internet home page is located at www.socketmobile.com; however, the information on, or that can be accessed through, our home page is not part of this registration statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to such reports are available free of charge on or through our Internet home page as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC.

Subordinated Convertible Notes

On May 30, 2025, we completed a secured subordinated convertible note financing for proceeds of $1,500,000.

The secured subordinated convertible notes (collectively, the “Notes”) have a three-year term and will mature on May 30, 2028. The interest rate on the Notes is 10% per year, payable quarterly in cash. The holder of each Note may require us to repay the principal amount of the Note at any time after May 30, 2026.

The Notes are secured by our assets and are subordinated to our debts with Western Alliance Bank, our senior lender. The principal amount of each Note is convertible at any time, at the option of the holder, into shares of our Common Stock at a conversion price of $1.07 per share. Failure to pay the principal amount or any interest (with 5 days delinquency) when due are events of default under the Notes.

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We issued the Notes in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), as amended. As of the filing date of this registration statement, no Notes have been converted into Common Stock by the holders. We are now registering for resale under this prospectus the maximum number of shares of Common Stock currently issuable to the investors upon conversion of the Notes through the Note maturity date of May 30, 2028, plus an indeterminate number of additional shares of common stock as may from time to time be issued or issuable with respect to the foregoing securities as a result of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events.

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The Offering

Common Stock offered by selling stockholders	1,401,861 shares of our Common Stock issuable upon conversion of the Notes.
Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.
Nasdaq Capital Market symbol	SCKT

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in our annual and quarterly reports filed with the SEC, all of which are incorporated herein by reference, before deciding to purchase shares of our Common Stock, including the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Reports on Form 10-Q filed subsequent to such Form 10-K, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our operations.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus, including any statements under “Prospectus Summary” and elsewhere in or incorporated into this prospectus regarding our strategy, future operations, financial position, results of operations, cash flows, prospects, plans and objectives of management, are forward-looking statements. When used in this prospectus, the words “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. Neither we nor any of the selling stockholders undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, ultimately we may not achieve such plans, intentions or expectations.

We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. Such factors include, among others, the following: our ability to raise sufficient capital to fund our operations; our ability to achieve profitability; developments in the market for our products, including the market for smartphones, mobile computers, and tablets using the operating systems from Apple, Google and Microsoft; developments in our relationships with our strategic partners; and world economic and financial conditions. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares sold under this prospectus. The conversion of the Notes will relieve the Company of up to $1,500,000 in obligations that would otherwise be paid to note holders in cash (a maximum of 1,401,861 shares of Common Stock at the conversion price of $1.07 per share). All proceeds from the sale of the shares will be for the account of the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

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SELLING STOCKHOLDERS

The shares of Common Stock covered by this prospectus consist of shares issuable upon the conversion of the principal of the Notes into Common Stock. The Notes may be converted by their holders into Common Stock at any time. The registration statement of which this prospectus is a part has been filed in accordance with the terms of the Notes. The table below sets forth, to our knowledge, information about the holders of the Notes as of August 18, 2025, who may become selling stockholders hereunder.

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. For purposes of the table below, however, we have assumed that the selling stockholders will sell all shares issuable upon conversion of the Notes, such that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholders.

In the table below, beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock. Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.

Under the terms of the Notes, a selling stockholder may not convert their Note into shares of our Common Stock to the extent such conversion would result in the aggregate number of shares issued upon conversion of the Notes exceeding the number we may issue without breaching our obligations under the rules or regulations of the Nasdaq Capital Market, except that this limitation will not apply in the event that we: (i) obtain the approval of our stockholders, as required by the applicable rules of the Nasdaq Capital Market, for issuances of shares upon conversion of the Notes in excess of such amount, or (ii) obtain a written opinion from outside counsel to us that such approval is not required, which opinion is reasonably satisfactory to the applicable selling stockholder. The number of shares in the second column in the table below does not reflect this limitation, but rather assumes that the selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Throughout this prospectus, when we refer to the “selling stockholders,” we mean the persons listed in the table below, as well as any pledgees, donees, assignees, transferees, successors and others who may later hold any of the selling stockholders’ interests, and when we refer to the shares of our Common Stock being offered by this prospectus on behalf of the selling stockholders, we are referring to the shares of our Common Stock issuable upon the conversion of Notes, collectively, unless otherwise indicated.

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of Common Stock since the date as of which the information in the table below is presented. Information about the selling stockholders may change over time.

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Unless otherwise noted below, the address of each stockholder listed in the table below is c/o Socket Mobile, Inc., 40675 Encyclopedia Cir, Fremont, CA 94538.

	Shares Beneficially	Shares Being	Shares Beneficially Owned
	Owned Prior to	Registered for	After Offering
Name	Offering	Resale	Number	Percent (1)
Charlie Bass (2)	4,098,087	467,289	3,630,798	45.35%
Kevin Mills (3)	958,209	233,644	724,565	9.05%
Bill Parnell (4)	359,405	93,457	265,948	3.33%
Lynn Zhao (5)	291,270	93,457	197,813	2.47%
Eric Glaenzer (6)	133,151	23,364	109,787	1.38%
Enrico Mills (7)	763,098	163,551	599,547	7.53%
Upgrade Solutions Inc. (8)	200,889	46,728	154,161	1.93%
Jason Wu (9)	152,319	46,728	105,591	1.33%
Manatuck Hill Navigator Master Fund, Lp (10)	140,186	140,186	0	*
Paul Farrell (11)	93,457	93,457	0	*

______________

*	Less than 1%.
(1)	Based upon 7,961,462 shares of Common Stock outstanding as of the close of business on August 18, 2025 and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Consists of (i) 1,603,151 shares of Common Stock held by The Bass Trust U/D/T April 29, 1988 (“The Bass Trust”), (ii) 44,688 shares of Common Stock issuable pursuant to stock options held by Mr. Bass that are exercisable within 60 days of August 18, 2025, (iii) 684,931 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by The Bass Trust on August 31, 2020, (iv) 746,268 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by The Bass Trust on May 26, 2023, (v) 551,760 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by The Bass Trust on August 21, 2024, and (vi) 467,289 shares issuable upon conversion of the Note held by The Bass Trust. The Bass Trust is a family trust, of which Mr. Bass is the trustee. Mr. Bass has voting control and beneficial ownership of the securities held by The Bass Trust. Mr. Bass has served as Chairman of our Board of Directors since March 1992.
(3)	Consists of (i) 182,444 shares of Common Stock held by Mr. Mills, (ii) 49,125 shares of Common Stock issuable pursuant to stock options held by Mr. Mills that are exercisable within 60 days of August 18, 2025, (iii) 119,863 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by Kevin & Frances Mills Trust Under Declaration of TR DTD April 10, 2003 (the “Mills Trust”) on August 31, 2020, and (iv) 373,133 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by the Mills Trust on May 26, 2023, and (v) 233,644 shares issuable upon conversion of the Note held by the Mills Trust. Mr. Mills has served as our President and Chief Executive Officer since March 2000.
(4)	Consists of (i) 71,850 shares of Common Stock held by Mr. Parnell, (ii) 14,375 shares of Common Stock issuable pursuant to stock options held by Mr. Parnell that are exercisable within 60 days of August 18, 2025, (iii) 74,626 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by Mr. Parnell on May 26, 2023, (iv) 105,097 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by Mr. Parnell on August 21, 2024, and (v) 93,457 shares issuable upon conversion of the Note held by Mr. Parnell. Mr. Parnell has served on our Board of Directors since July 2017.
(5)	Consists of (i) 147,296 shares of Common Stock held by Ms. Zhao, (ii) 33,394 shares of Common Stock issuable pursuant to stock options held by Ms. Zhao that are exercisable within 60 days of August 18, 2025, (iii) 17,123 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by Ms. Zhao on August 31, 2020, and (iv) 93,457 shares issuable upon conversion of the Note held by Ms. Zhao. Ms. Zhao has served as our Chief Financial Officer, Vice President of Finance and Administration and Secretary since May 2019.
(6)	Consists of (i) 74,495 shares of Common Stock held by Mr. Glaenzer, (ii) 9,018 shares of Common Stock issuable pursuant to stock options held by Mr. Glaenzer that are exercisable within 60 days of August 18, 2025, (iii) 26,274 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by Mr. Glaenzer on August 21, 2024, and (iv) 23,364 shares issuable upon conversion of the Note held by Mr. Glaenzer. Mr. Glaenzer has served as our Chief Technology Officer since August 2024.

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(7)	Consists of (i) 286,389 shares of Common Stock held by Mr. Mills, (ii) 50,415 shares held in custodial accounts for his minor children, (iii) 262,743 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by Mr. Mills on August 21, 2024, and (iv) 163,551 shares issuable upon conversion of the Note held by Mr. Mills. Mr. Mills is the adult son of our CEO, Kevin Mills, and serves as our General Manager, Applications.
(8)	Consists of (i) 56,700 shares of Common Stock held by Upgrade Solutions Inc., (ii) 44,913 shares of Common Stock issuable pursuant to stock options held by Upgrade Solutions Inc. that are exercisable within 60 days of August 18, 2025, (iii) 52,548 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by Upgrade Solutions, Inc. on August 21, 2024, and (iv) 46,728 shares issuable upon conversion of the Note held by Upgrade Solutions, Inc. Upgrade Solutions, Inc. is owned by Richard Brack.
(9)	Consists of (i) 48,987 shares of Common Stock held by Mr. Wu, (ii) 4,056 shares of Common Stock issuable pursuant to stock options held by Mr. Wu that are exercisable within 60 days of August 18, 2025, (iii) 52,548 shares issuable upon conversion of the convertible subordinated secured promissory note purchased by Mr. Wu on August 21, 2024, and (iv) 46,728 shares issuable upon conversion of the Note held by Mr. Wu. Mr. Wu is employed as our Controller.

(10)	Consists of shares issuable upon conversion of the Note held by Manatuck Hill Navigator Master Fund, LP.

(11)	Consists of shares issuable upon conversion of the Note held by Mr. Farrell.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership or other distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our Common Stock may be listed or quoted at the time of sale;
•	privately negotiated transactions and transactions other than on these exchanges or systems;
•	sales in the over-the-counter market;
•	one or more block transactions, including transactions in which a broker-dealer attempts to sell the shares as agent, but may also position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	ordinary brokerage transactions or transactions in which a broker solicits purchasers;
•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•	sales by broker-dealers of shares that are loaned or pledged to such broker-dealers;

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•	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	in accordance with pledges to secure or in payment of debt and other obligations, including pledges to brokers or dealers who may from time to time effect distributions of our Common Stock and, in the case of any collateral call or default on such loan or obligation, sales of shares by such pledgees or secured parties;
•	in connection with short sales of our Common Stock and delivery of shares to close out short positions;
•	through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);
•	exchange distributions and/or secondary distributions;
•	through the writing of options, whether the options are listed on an options exchange or otherwise;
•	in connection with the writing of non-traded or exchange-traded call options, in hedge transactions or in settlement of other transactions in standardized or over-the-counter options;
•	distributions to creditors of the selling stockholder; or
•	through a combination of the foregoing or any other available means allowable under applicable law.

The selling stockholders and their successors, including their own transferees, pledgees or donees or their successors, may sell the shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We will pay substantially all of the expenses incurred by the selling stockholders incident to the registration of the offering and sale of the securities covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and certain provisions of our restated certificate of incorporation and bylaws are summaries and are qualified by reference to these documents, which were filed with the SEC and are referenced in the exhibits to our registration statement, of which this prospectus forms a part.

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Authorized Capital Stock

Our authorized capital stock consists of 23,000,000 shares, with a par value of $0.001 per share, of which:

•	20,000,000 shares are designated as common stock; and

•	3,000,000 shares are designated as preferred stock.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except that, upon giving notice as required by law, stockholders may cumulate their votes in the election of directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of convertible preferred stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 3,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Restated Certificate of Incorporation and Our Bylaws

Certain provisions of Delaware law and certain provisions included in our restated certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

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Preferred Stock

Our restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Removal of Directors

Our bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, if and so long as stockholders are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

Special Meetings of Stockholders

Our bylaws provide that a special meeting of stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes of all shares of stock owned by stockholders entitled to vote at that meeting.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received by the secretary of the Company not less than 90 days before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Action by Written Consent

Our restated certificate of incorporation and bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Business Combinations with Interested Stockholders

We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of Delaware corporations. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced excluding for purposes of determining the number of shares outstanding the shares owned by directors and officers and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or on or following the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66% of the outstanding voting stock that is not owned by the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions that our board of directors do not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders. A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certification of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We have not opted out of Section 203.

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LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California will pass upon certain legal matters relating to the validity of the securities offered hereby.

EXPERTS

Sadler, Gibb & Associates, LLC, independent registered public accounting firm, have audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our financial statements are incorporated by reference in reliance on Sadler, Gibb & Associates, LLC’s report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed by us with the SEC are not necessarily complete. You should refer to the copies of those documents for a more complete understanding of the matters involved. Each statement concerning these documents is qualified in its entirety by such reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information are available to the public over the Internet at the SEC’s website at www.sec.gov. You can also find these documents through our own website which is located at www.socketmobile.com. Information included on our web site is not a part of this prospectus or any prospectus supplement.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025 (“Form 10-K”), as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 14, 2025;
(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;
(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;
(4)	The portions of our Definitive Proxy Statement on Schedule 14A that are specifically incorporated by reference into the Form 10-K, filed with the SEC on April 16, 2025;
(5)	Our Current Reports on Form 8-K filed with the SEC on June 2, 2025, June 4, 2025, and August 1, 2025; and
(6)	The description of our Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on June 17, 2016, including any amendment or report filed for the purpose of updating such description.

For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to any person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of the information that has been incorporated by reference into this prospectus at no cost upon an oral or written request to:

Socket Mobile, Inc.

40675 Encyclopedia Cir

Fremont, CA 94538

Attention: Lynn Zhao

Phone: (510) 933-3016

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1,401,861 Shares

SOCKET MOBILE, INC.

COMMON STOCK

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

August        , 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The Registrant will bear no expenses in connection with any sale or other distribution by the selling stockholders of the shares being registered, other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates, except the SEC registration fee.

Amount To Be Paid
SEC registration fee	$219.99
Legal fees and expenses	13,000.00
Accounting fees and expenses	3,000.00
Total	$16,219.99

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by Section 102 of the DGCL, the registrant’s certificate of incorporation and the registrant’s bylaws provide for indemnification of and advancement of expenses to the registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by the DGCL. In addition, the registrant has entered into indemnification agreements with its officers and directors and certain stockholders.

Pursuant to Section 145(a) of the DGCL, the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant’s company or is or was serving at the registrant’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the registrant shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The indemnification provisions contained in the registrant’s certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the registrant will maintain insurance on behalf of the registrant’s directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 16. Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	Filed Herewith
3.1	Restated Certificate of Incorporation, as amended October 23, 2008	10-K	3.1	March 16, 2009
3.2	Certificate of Amendment to Restated Certificate, as filed June 20, 2013	S-3	3.2	April 12, 2021
3.3	Bylaws, as amended February 17, 2008	10-K	3.4	March 7, 2008
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation				X
10.1	Form of Secured Subordinated Convertible Note issued on May 30, 2025	8-K	10.1	June 2, 2025
23.1	Consent of Sadler, Gibb & Associates LLP, Independent Registered Public Accounting Firm				X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 to this Registration Statement)				X
24.1	Power of Attorney (included on the signature page to this Registration Statement)				X
107	Filing Fee Table				X

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Item 17. Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)              To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)              That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)              That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of in the Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

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(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California, on August 22, 2025.

SOCKET MOBILE, INC.

By: /s/ Lynn Zhao

Lynn Zhao

Chief Financial Officer and

Vice President of Finance and Administration

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Kevin J. Mills and Lynn Zhao, and each one of them, individually and without any other, his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date
/s/ Kevin J. Mills Kevin J. Mills	President and Chief Executive Officer (Principal Executive Officer), and Director	August 22, 2025

/s/ Charlie Bass Charlie Bass	Chairman of the Board of Directors	August 22, 2025

/s/ Lynn Zhao Lynn Zhao	Chief Financial Officer and Vice President of Finance and Administration (Principal Financial and Accounting Officer), and Director	August 22, 2025

/s/ William L. Parnell, Jr. William L. Parnell, Jr.	Director	August 22, 2025

/s/ Ivan Lazarev Ivan Lazarev	Director	August 22, 2025

/s/ Felix Marx Felix Marx	Director	August 22, 2025

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